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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
California Water Service Company:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to changes in accounting for income taxes and postretirement benefits other than pensions.

                                            KPMG Peat Marwick LLP

San Jose, California
August 24, 1994